POWER OF ATTORNEY

Each of the undersigned trustees of Advent Convertible and Income Fund, a Delaware statutory trust (the “Fund”), does hereby constitute and appoint Robert White, Treasurer and Chief Financial Officer of the Fund, and Tony Huang, Vice President and Assistant Secretary of the Fund, as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such director, a Registration Statement on Form N-2 of the Fund, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act with respect to the registration of the Fund or the registration or offering of the Fund’s common shares of beneficial interest, preferred shares of beneficial interest, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 11th day of June, 2024.

_/s/ Randall C. Barnes___________________

Randall C. Barnes

Trustee

_/s/ Tracy V. Maitland __________________

Tracy V. Maitland

Trustee

_/s/ Ronald A. Nyberg___________________

Ronald A. Nyberg

Trustee

_/s/ Michael A. Smart____________________

Michael A. Smart

Trustee

_/s/ Danial L. Black_____________________

Daniel L. Black

Trustee

_/s/ Derek Medina ______________________

Derek Medina

Trustee

_/s/ Gerald L. Seizert____________________

Gerald L. Seizert

Trustee

_/s/ Nancy E. Stuebe_____________________

Nancy E. Stuebe

Trustee